UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ELECTRONIC DATA SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

HEWLETT-PACKARD COMPANY
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

News release

Editorial contacts:

David Shane, HP
+1 650 857 3859 david.shane@hp.com

Ryan J. Donovan, HP
+1 650 857 8410
ryan.j.donovan@hp.com

HP Media Hotline
+1 866 266 7272
pr@hp.com www.hp.com/go/newsroom

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304 www.hp.com

HP Announces European Commission Approval of EDS Acquisition; Agrees to Settle Litigation Relating to
Acquisition

PALO ALTO, Calif., July 25, 2008 — HP today announced that the European Commission has approved without conditions HP’s planned acquisition of Electronic Data Systems Corporation.

HP and EDS announced on May 13, 2008, that they had signed a definitive agreement under which HP will purchase EDS at a price of $25.00 per share, or an enterprise value of approximately $13.9 billion.

As announced on June 30, 2008, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 relating to the acquisition expired without a request for additional information by the U.S. Department of Justice or the Federal Trade Commission.

The transaction still requires EDS stockholder approval and regulatory clearance from other non-U.S. jurisdictions. EDS stockholders are scheduled to vote on the transaction on July 31, 2008. The transaction also is subject to the satisfaction or waiver of the other closing conditions specified in the definitive agreement.

HP also announced today that HP, EDS and the plaintiffs in the five stockholder lawsuits that were commenced following the execution of the definitive agreement have agreed to settle and dismiss all pending lawsuits concerning the proposed merger, subject to court approval. As part of that settlement, HP and EDS have confirmed that the closing of the merger will not occur prior to Aug. 18, 2008. Accordingly, the EDS third quarter 2008 dividend of $0.05 per share will be paid on Sept. 10, 2008 to the EDS stockholders of record as of the close of business on Aug. 15, 2008.

In connection with the settlement, HP and EDS have entered into an amendment of the definitive agreement to incorporate the terms of the settlement and other terms agreed to by the parties.

About HP

HP focuses on simplifying technology experiences for all of its customers – from individual consumers to the largest businesses. With a portfolio that spans printing, personal computing, software, services and IT infrastructure, HP is among the world’s largest IT companies, with revenue totaling $110.4 billion for the four fiscal quarters ended April 30, 2008. More information about HP (NYSE: HPQ) is available at www.hp.com.

Note to editors: More news from HP, including links to RSS feeds, is available at

www.hp.com/hpinfo/newsroom/.

Additional information and where to find it

EDS has filed with the Securities and Exchange Commission a proxy statement in connection with the proposed merger. The proxy statement has been sent or given to the stockholders of EDS. Before making any voting or investment decision with respect to the merger, investors and stockholders of EDS are urged to read the proxy statement and any other relevant materials filed with the SEC because they contain (or will contain) important information about the merger. The proxy statement and any other documents filed by EDS with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by going to EDS’s Investor Relations page on its corporate website at www.eds.com or by directing a request to EDS at 5400 Legacy Drive, Plano, TX 75024 - Attention: Investor Relations.

EDS and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from EDS stockholders in connection with the merger. Information about HP’s directors and executive officers is set forth in HP’s proxy statement on Schedule 14A filed with the SEC on January 29, 2008 and HP’s Annual Report on Form 10-K filed on December 18, 2007. Information about EDS’s directors and executive officers is set forth in EDS’s proxy statement on Schedule 14A filed with the SEC on March 4, 2008 and EDS’s Annual Report on Form 10-K filed on February 27, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the definitive proxy statement that EDS has filed with the SEC.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, EDS’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended

October 31, 2007 and Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2008 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.